                                                                    Exhibit 99.8
                                     THIRD
                                   AMENDMENT
                                       TO
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT
                                 BY AND BETWEEN
                   KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND
                                      AND
                      STATE STREET BANK AND TRUST COMPANY

     This Third Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE AMERICA OPPORTUNITIES FUND, a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts and having a principal place of business at 99 High Street, Boston, Massachusetts 02110 (hereinafter called the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called the "Custodian").

     WHEREAS: The Fund and the Custodian are parties to a Custodian, Fund Accounting and Recordkeeping Agreement dated March 1, 1988, as most recently amended January 1, 1989 (the "Custodian Contract");

     WHEREAS: The Fund desires that the Custodian issue a letter of credit (the "Letter of Credit") on behalf of the Fund for the benefit of ICI Mutual Insurance Company (the "Company") in accordance with the Continuing Letter of Credit and Security Agreement and that the Fund's obligations to the Custodian with respect to the Letter of Credit shall be fully collateralized at all times while the Letter of Credit is outstanding by, among other things, segregated assets of the Fund equal to 100% of the Fund's proportionate share of the face amount of the Letter of Credit;

     WHEREAS: The Custodian Contract provides for the establishment of segregated accounts for proper Fund purposes upon Proper Instructions (as defined in the Custodian Contract); and

     WHEREAS: The Fund and the Custodian desire to establish a segregated account to hold the collateral for the Fund's obligations to the Custodian with respect to the Letter of Credit and to amend the Custodian Contract to provide for the establishment and maintenance thereof:

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby amend the Custodian Contract as follows:

     1. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

     2. The Fund hereby instructs the Custodian to establish and maintain a segregated account (the "Letter of Credit Custody Account") for and on behalf of the Fund as contemplated by Section II, Paragraph 3N (iv) of the Custodian Contract for the purpose of collateralizing the Fund's obligations under this Amendment to the Custodian Contract.

     3. The Fund shall deposit with the Custodian and the Custodian shall hold in the Letter of Credit Custody Account cash, certificates of deposit, U.S. government securities or other high-grade debt securities owned by the Fund acceptable to the Custodian (collectively "Collateral Securities") equal to 100% of the Fund's proportionate share of the face amount which the Company may draw under the Letter of Credit. Upon receipt of such Collateral Securities in the Letter of Credit Custody Account, the Custodian shall issue the Letter of Credit to the Company.

     4. The Fund hereby grants to the Custodian a security interest in the Collateral Securities from time to time in the Letter of Credit Custody Account (the "Collateral") to secure the performance of the Fund's obligations to the Custodian with respect to the Letter of Credit, including, without limitation, under Section 5-144(3) of the Uniform Commercial Code. The Fund shall register the pledge of Collateral and execute and deliver to the Custodian such powers and instruments of assignment as may be requested by the Custodian to evidence and perfect the limited interest in the Collateral granted hereby.

     5. The Collateral Securities in the Letter of Credit Custody Account may be substituted or exchanged (including substitutions or exchanges which increase or decrease the aggregate value of the Collateral) only pursuant to Proper Instructions from the Fund after the Fund notifies the Custodian of the contemplated substitution or exchange and the Custodian agrees that such substitution or exchange is acceptable to the Custodian.

     6. Upon any payment made pursuant to the Letter of Credit by the Custodian to the Company, the Custodian may withdraw from the Letter of Credit Custody Account Collateral Securities in an amount equal in value to the amount actually so paid. The Custodian shall have with respect to the Collateral so withdrawn all of the rights of a secured creditor under the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts at the time of such withdrawal and all other rights granted or permitted to it under law.

     7. The Custodian will transfer upon receipt all income earned on the Collateral to the Fund custody account unless the Custodian receives Proper Instructions from the Fund to the contrary.

     8. Upon the drawing by the Company of all amounts which may become payable to it under the Letter of Credit and the withdrawal of all Collateral Securities with respect thereto by the Custodian pursuant to Section 6 hereof, or upon the termination of the Letter of Credit by the Fund with the written consent of the Company, the Custodian shall transfer any Collateral Securities then remaining in the Letter of Credit Custody Account to another fund custody account.

     9. Collateral held in the Letter of Credit Custody Account shall be released only in accordance with the provisions of this Amendment to Custodian Contract. The Collateral shall at all times until withdrawn pursuant to Section 6 hereof remain the property of the Fund, subject only to the extent of the interest granted herein to the Custodian.

    10. Notwithstanding any other termination of the Custodian Contract, the Custodian Contract shall remain in full force and effect with respect to the Letter of Credit Custody Account until transfer of all Collateral Securities pursuant to Section 8 hereof.

    11. The Custodian shall be entitled to reasonable compensation for its issuance of the Letter of Credit and for its services in connection with the Letter of Credit Custody Account as agreed upon from time to time between the Fund and the Custodian.

    12. The Custodian Contract as amended hereby shall be governed by, and construed and interpreted under, the laws of the Commonwealth of Massachusetts.

    13. The parties agree to execute and deliver all such further documents and instruments and to take such further action as may be required to carry out the purposes of the Custodian Contract, as amended hereby.

    14. Except as provided in this Amendment, the Custodian Contract shall remain in full force and effect, without amendment or modification, and all applicable provisions of the Custodian Contract, as amended hereby, shall govern the Letter of Credit Custody Account and the rights and obligations of the Fund and the Custodian under this Amendment to Custodian Contract. No provision of this Amendment to Custodian Contract shall be deemed to constitute a waiver of any rights of the Custodian under the Custodian Contract or under law.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to Custodian Contract to be executed in its name and behalf by its duly authorized representatives and its seal to be hereunder affixed as of the 8th day of February, 1990.


ATTEST:                                 KEYSTONE AMERICA GLOBAL
                                        OPPORTUNITIES FUND


By: /s/ Mary E. Couillard               By: /s/ James McCall
    ---------------------------             ---------------------------------



ATTEST:                                 STATE STREET BANK AND TRUST COMPANY


By: /s/ Illegible                       By: /s/ Kate Donelin
    ---------------------------             ---------------------------------
       Assistant Secretary                           Vice President

                                     SECOND
                                   AMENDMENT
                                       TO
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT
                                 BY AND BETWEEN
                   KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND
                                      AND
                      STATE STREET BANK AND TRUST COMPANY

     This Second Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND ("Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated March 1, 1988 and amended through January 1, 1989 ("Agreement") is made by and between the Fund and State Street as of February 8, 1990.

     In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement as follows:

     1. Section II is amended by deleting Paragraph 8 and by inserting the following as Paragraph 7A:

        "7A. The Fund shall pay State Street for its services as Custodian such compensation as specified in the existing Schedule A. Such compensation shall remain fixed until March 31, 1990 unless this Agreement is terminated as provided in Paragraph 8A."

     2. In all other respects the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                    KEYSTONE AMERICA
                                           GLOBAL OPPORTUNITIES FUND

/s/ Mary E. Couillard                      By: /s/ James McCall
---------------------------------          ---------------------------------
    Mary E. Couillard                              James McCall

ATTEST:                                    STATE STREET BANK AND
                                           TRUST COMPANY

/s/ Illegible                              By: /s/ Kate Donelin
---------------------------------              --------------------------------
                                                   Kate Donelin
                                                   Vice President

                                     SECOND
                                   AMENDMENT
                                       TO
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT
                                 BY AND BETWEEN
                   KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND
                                      AND
                      STATE STREET BANK AND TRUST COMPANY

     This Second Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND ("Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated March 1, 1988 and amended through January 1, 1989 ("Agreement") is made by and between the Fund and State Street as of February 8, 1990.

     In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement as follows:

     1. Section II is amended by deleting Paragraph 8 and by inserting the following as Paragraph 7A:

        "7A. The Fund shall pay State Street for its services as Custodian such compensation as specified in the existing Schedule A. Such compensation shall remain fixed until March 31, 1990 unless this Agreement is terminated as provided in Paragraph 8A."

     2. In all other respects the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                    KEYSTONE AMERICA
                                           GLOBAL OPPORTUNITIES FUND

/s/ Mary E. Couillard                      By: /s/ James McCall
---------------------------------          ------------------------------------
    Mary E. Couillard                              James McCall

ATTEST:                                    STATE STREET BANK AND
                                           TRUST COMPANY

/s/ Illegible                              By: /s/ Kate Donelin
---------------------------------              --------------------------------
                                                   Kate Donelin
                                                   Vice President

                                     FIRST
                                   AMENDMENT
                                       TO
             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT
                                 BY AND BETWEEN
                   KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND
                                      AND
                      STATE STREET BANK AND TRUST COMPANY

     This First Amendment to the Custodian, Fund Accounting and Recordkeeping Agreement by and between KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND ("Fund") and STATE STREET BANK AND TRUST COMPANY ("State Street"), dated March 1, 1988 ("Agreement") is made by and between the Fund and State Street as of January 1, 1989.

     In consideration of the mutual agreements contained herein, State Street and the Fund hereby agree to amend the Agreement as follows:

     1. Section 3-E of Section II entitled, Purchases is amended by concluding the first sentence of such paragraph with the following:

     "or, upon receipt by State Street of a facsimile copy of a letter of understanding with respect to a time deposit account of the Fund signed by any bank, whether domestic or foreign, and pursuant to Proper Instructions from the Fund as defined in Section 5-A, for transfer to the time deposit account of the Fund in such bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank."

     2. Section II is amended by deleting existing Paragraph 7 and by inserting the following as Paragraphs 7 and 8:

     " 7. Line on Assets. If the Fund requires State Street to advance cash or securities for any purpose or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement; provided, however, that the total value of any property of any Portfolio of the Fund which at any time is security for any payment by State Street hereunder shall not exceed 15% of such Portfolio's total net asset value.

          8. The Fund shall pay State Street for its services as Custodian such compensation as shall be specified in the attached Exhibit A. Such compensation shall remain fixed until December 31, 1989, unless this Agreement is terminated as provided in Section 8A."

     3. In all other respects the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.


ATTEST:                                    KEYSTONE AMERICA
                                           GLOBAL OPPORTUNITIES FUND

/s/ Illegible                              By: /s/ Albert H. Elfner
---------------------------------          --------------------------------
    Illegible                                      Albert H. Elfner
                                                   President

ATTEST:                                    STATE STREET BANK AND
                                           TRUST COMPANY

/s/ Illegible                               By: /s/ Kate Donelin
---------------------------------              --------------------------------
    Illegible                                       Kate Donelin
                                                    Vice President

             CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING AGREEMENT

                                 by and between

                   KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND

                                      and

                      STATE STREET BANK AND TRUST COMPANY

    Agreement made as of this 18th day of March 1988 by and between Keystone America Global Opportunities Fund, a Massachusetts business trust, ("Fund") having its principal place of business at 99 High Street, Boston, Massachusetts 02110, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation ("State Street"), having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110.

    In consideration of the mutual agreements herein contained, the Fund and State Street agree as follows:

I. Depository.

    The Fund hereby appoints State Street as its Depository subject to the provisions hereof. The Fund shall deliver to State Street certified or authenticated copies of its Declaration of Trust and By-Laws, all amendments thereto, a certified copy of the resolution of the Fund's Board of Trustees appointing State Street to act in the capacities covered by this Agreement and authorizing the signing of this Agreement and copies of such resolutions of its Board of Trustees, contracts and other documents as may be reasonably required by State Street in the performance of its duties hereunder.

II. Custodian.

     1. The Fund appoints State Street as its Custodian, subject to the provisions hereof. State Street hereby accepts such appointment as Custodian. As such Custodian, State Street shall retain all securities, cash and other assets now owned or hereafter acquired by the Fund and the Fund shall deliver and pay or cause to be delivered and paid to State Street, as Custodian, all securities, cash and other assets now owned or hereafter acquired by the Fund during the period of this Agreement.

     2. All securities delivered to State Street (other than in bearer form) shall be properly enclosed and in proper form for transfer into or in the name of the Fund, of a nominee of State Street for the exclusive use of the Fund or of such other nominee as may be mutually aqreed upon by State Street and the Fund.

     3. As Custodian, State Street shall promptly:

     A. Safekeeping. Keep safely in a separate account the securities of the Fund, including without limitation all securities in bearer form, and on behalf of the Fund, receive delivery of certificates, including without limitation all securities in bearer form, for safekeeping and keep such certificates physically segregated at all times from those of any other person. State Street shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof and shall conduct periodic physical inspections of certificates representing bonds and other securities held by it under this Agreement at least annually in such manner as State Street shall determine from time to time to be advisable in order to verify the accuracy of such inventory. State Street shall provide the Fund with copies of any reports of its internal count or other verification of the securities of the Fund held in its custody, including reports on its own system of internal accounting control. In addition, if and when independent certified public accountants retained by State Street shall count or otherwise verify the securities of the Fund held in State Street's custody, State Street shall provide the Fund with a copy of the report of such accountants. With respect to securities held by any agent or Subcustodian appointed pursuant to paragraphs 6-C or 3-P of Section II hereof, State Street may rely upon certificates from such agent or Subcustodian as to the holdings of such agent or Subcustodian, it being understood that such reliance in no way releases State Street of its responsibilities or liabilities under this Agreement. State Street shall promptly report to the Fund the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

     B. Deposit of Fund Assets in Securities Systems. Notwithstanding any other provision of this Agreement, State Street may deposit and/or maintain securities owned by the Fund in Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book -entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems(s)" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

        l) State Street may keep securities of the Fund in a Securities System provided that such securities are deposited in an account ("Account") of State Street in the Securities System which shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

        2) The records of State Street with respect to securities of the Fund which are maintained in a Securities System shall identify by book entry those securities belonging to the Fund;

       3) State Street shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Fund. State Street shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Fund. Copies of all advises from the Securities System of transfers of securities for the account of the Fund shall identify the Funds be maintained for the Fund by State Street and be provided to the Fund at its request. State Street shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

       4) State Street shall promptly provide the Fund with any report obtained by State Street on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System. State Street shall promptly provide the Fund any report on State Street's accounting system, internal accounting control and procedures for safeguarding securities deposited with State Street which is reasonably requested by the Fund;

       5) Anything to the contrary in this Agreement notwithstanding, State Street shall be liable to the Fund for any claim, loss, liability, damage or expense to the Fund, including attorney's fees, resulting from use of a Securities System by reason of any negligence, misfeasance or misconduct of State Street, its agents or any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against a Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of State Street or its agents with respect to any claim against the Securities System or any other person which State Street or its agents may have as a consequence of any such claim, loss, liability, damage or expense if and to the extent that the Fund has not been made whole for any such loss or damage.

       C. State Street's Records. The records of State Street (and its agents and Subcustodians) with respect to its services for the Fund shall at all times during the regular business hours of State Street (or its agents or Subcustodians) be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission.

       D. Registered Name, Nominee. Register securities of the Fund held by State Street in the name of the Fund, of a nominee of State Street for the exclusive use of the Fund, or of such other nominee as may be mutually agreed upon, or of any mutually acceptable nominee of any agent or Subcustodian appointed pursuant to paragraphs 6-C or 3-P of Section II hereof.

       E. Purchases. Upon receipt of proper instructions (as defined in paragraph 5-A of Section II hereof; hereafter "proper instructions") and insofar as cash is available for the purpose, pay for and receive all securities purchased for the account of the Fund, payment being made only upon receipt of the securities by State Street (or any bank, banking firm, responsible commercial agent or trust company doing business in the United States and appointed pursuant to paragraph 6-C of Section II hereof as State Street's agent or Subcustodian for this purpose or any Foreign Subcustodian appointed pursuant to paragraph 3-P of Section II hereof as State Street's Subcustodian for this purpose) registered as provided in paragraph 3-D of Section II hereof or in form for transfer satisfactory to State Street, or, in the case of repurchase agreements entered into between the Fund and a bank or a dealer, delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities. All securities accepted by State Street shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer, due the purchaser. In any and every case of a purchase of securities for the account of the Fund where payment is made by State Street in advance of receipt of the securities purchased, State Street shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by State Street except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, State Street may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated nonproprietary account of State Street maintained with the Federal Reserve Bank of Boston, provided, that such securities have in fact been so transferred by book-entry; provided, further, however, that State Street and the Fund agree to use their best efforts to insure receipt by State Street of copies of documentation for each such transaction as promptly as possible.

       F. Exchanges. Upon receipt of proper instruction, exchange securities, interim receipts or temporary securities held by it or by any agent or Subcustodian appointed by it pursuant to paragraphs 6-C or 3-P of Section II hereof for the account of the Fund for other securities alone or for other securities and cash, and expend cash insofar as cash is available in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value, conversion or in connection with the exercise of warrants, subscription or purchase rights, or otherwise, and deliver securities to the designated depository or other receiving agent or Subcustodian in response to tender offers or similar offers to purchase received in writing; provided that in any such case the securities and/or cash to be received as a result of any such exchange, expenditure or delivery are to be delivered to State Street (or its agents or Subcustodians). State Street shall give notice as provided under paragraph 12 of Section II hereof to the Fund in connection with any transaction specified in this paragraph and at the same time shall specify to the Fund whether such notice relates to securities held by an agent or Subcustodian appointed pursuant to paragraphs 6-C or 3-P of Section II hereof, so that the Fund may issue to State Street proper instructions for State Street to act thereon prior to any expiration date (which shall be presumed to be two business days prior to such date unless State Street has previously advised the Fund of a different period). The Fund shall give to State Street full details of the time and method of submitting securities in response to any tender or similar offer, exercising any subscription or purchase right or making any exchange pursuant to this paragraph. When such securities are in the possession of an agent or Subcustodian appointed by State Street pursuant to paragraph 6-C or 3-P of Section II hereof, the proper instructions referred to in the preceding sentence must be received by State Street in timely enough fashion (which shall be presumed to be three business days unless State Street has advised the Fund in writing of a different period) for State Street to notify the agent or Subcustodian in sufficient time to permit such agent to act prior to any expiration date.

       G. Sales. Upon receipt of proper instructions and upon receipt of full payment therefor, release and deliver securities which have been sold for the account of the Fund. At the time of delivery all such payments are to be made in cash, by a certified check upon or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Fund's custodian account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current "street" custom.

       H. Purchases by Issuer. Upon receipt of proper instructions, release and deliver securities owned by the Fund to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash or other consideration is to be delivered to State Street.

       I. Changes of Name and Denomination. Upon receipt of proper instructions, release and deliver securities owned by the Fund to the issuer thereof or its agent for transfer into the name of the Fund or of a nominee of State Street or of the Fund for the exclusive use of the Fund or for exchange for a different number of bonds, certificates, or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions if any; provided that in any such case, the new securities are to be delivered to State Street.

       J. Street Delivery. In connection with delivery in New York City and upon receipt of proper instructions which in the case of registered securities may be standing instructions, release securities owned by the Fund upon receipt of a written receipt for such securities to the broker selling the same for examination in accordance with the existing "street delivery" custom. In every instance, either payment in full for such securities shall be made or such securities shall be returned to State Street that same day. In the event existing "street delivery" custom is modified, State Street shall obtain authorization from the Board of Directors of the Fund prior to any use of such modified "street delivery" custom.

       K. Compliance with Applicable Rules and Requlations of The Options Clearing Corporation and National Securities or Commodities Exchanges or Commissions. Upon receipt of proper instructions, for delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 ("Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds; or, upon receipt of proper instructions for delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

       L. Release of Securities for Use as Collateral. Upon receipt of proper instructions and subject to the Declaration of Trust, release securities belonging to the Fund to any bank or trust company for the purpose of pledger mortgage or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization from the Fund, further securities may be released for that purpose. Upon receipt of proper instructions, pay such loan upon redelivery to it of the securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing the loan.

       M. Release or Delivery of Securities for Other Purposes. Upon receipt of proper instructions, release or deliver any securities held by it for the account of the Fund for any other purpose (in addition to those specified in paragraphs 3-F, 3-G, 3-H, 3-I, 3-J, 3-L and 3-M of Section II hereof) which the Fund declares is a proper corporate purpose pursuant to proper instructions.

       N. Segregated Account. The Custodian shall upon receipt of Proper Instructions, establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Paragraph 3B hereof, (i) in accordance with the provisions of any agreement among the Fund, the custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv), for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of trustees signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

       O. Proxies, Notices, Etc. State Street shall promptly forward upon receipt to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to the securities, including without limitation notices relating to class action claims and bankruptcy claims, and upon receipt of proper instructions execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. State Street, its nominee or its agents or Subcustodian shall not vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions. State Street shall require its agents and Subcustodians appointed pursuant to paragraph 6-C or 3-P of Section II hereof to forward any such announcements and notices to State Street upon receipt.

       P. Property of the Fund Held Outside of the United States

    (1) Appointment of Foreign Subcustodians. State Street is authorized and instructed to employ as Subcustodians for the Fund's securities and other assets maintained outside of the United States, the foreign banking institutions and foreign securities depositories designated on Schedule C hereto ("Foreign Subcustodians"). Upon receipt of proper instructions, together with a certified resolution of the Fund's Board of Trustees, State Street and the Fund may agree to amend Schedule C hereto from time to time to designate additional foreign banking institutions and foreign Securities depositories to act as Foreign Subcustodians. Upon receipt of proper instructions from the Fund State Street shall cease the employment of any one or more of such Subcustodians for maintaining custody of the Fund's assets.

    (2) Assets to be Held. State Street shall limit the securities and other assets maintained in the custody of the Foreign Subcustodians to: (a) "foreign securities", as defined in paragraph (c)(l) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as State Street or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

    (3) Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by State Street and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Subcustodians pursuant to the terms hereof.

    (4) Segregation of Securities. State Street shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each Foreign Subcustodian. Each agreement pursuant to which State Street employs a foreign banking institution shall require that such institution establish a custody account for State Street on behalf of the Fund and physically segregate in that account securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to State Street, as agent for the Fund, the securities so deposited (all collectively referred to as the "Account").

    (5) Aqreements with Foreign Bankinq Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Schedule D hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors, except a claim of payment for their safe custody or administration; (b) the Foreign Subcustodian shall maintain insurance covering the Fund's assets, (c) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (d) adequate records will be maintained identifying the assets as belonging to the Fund; (e) officers of or auditors employed by, or other representatives of State Street, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with State Street;(f) assets of the Fund held by the Foreign Subcustodian will be subject only to the instructions of State Street or its agents; and (g) the foreign Subcustodian will provide periodic reports with respect to the safekeeping of the Fund's assets, including notification of any transfer to or from the Fund's account;

    (6) Access of Independent Accountants of the Fund. Upon request of the Fund, State Street will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a Foreign Subcustodian insofar as such books and records relate to the performance of such foreign banking institutions under its agreement with State Street.

    (7) Reports by State Street. State Street will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by Foreign Subcustodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advises or notifications of any transfers of securities of or from each custodial account maintained by a foreign banking institution for State Street on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

    (8) Transaction in Foreign Custody Account. (a) Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall make or cause its Foreign Subcustodian to transfer, exchange or deliver foreign securities owned by the Fund, but except to the extent explicitly provided in this Section II(3)(P) only in any of the cases specified in this Agreement; (b) upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out or cause its Foreign Subcustodians to pay out monies of the Fund, but except to the extent explicitly provided in this Section II(3)(P) only in any of the cases specified in this Agreement; (c) notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer; (d) securities maintained in the custody of a Foreign Subcustodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section II, Paragraphs (2) and (3)(P) of this Agreement and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

    (9) Liability of Foreign Subcustodians. Each agreement pursuant to which State Street employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties as determined under Massachusetts law and to indemnify, and hold harmless, State Street and Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institutions performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of State Street with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

    (10) Liability of State Street. State Street shall be liable to the Fund for the acts or omissions of a foreign banking institution appointed pursuant to these provisions to the same extent that such foreign banking institution is liable to State Street as provided under Section 3(P)(9); provided however that State Street shall not be liable to the Fund for any loss resulting from or caused by nationalization, expropriation, currency restrictions, acts of war or terrorism or other similar events or acts.

    (11) Monitoring Responsibilities. State Street shall furnish annually to the Fund, during the month of June, information concerning the Foreign Subcustodians employed by State Street. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Agreement. In addition, State Street will promptly inform the Fund in the event that State Street learns of a material adverse change in the financial condition of a Foreign Subcustodian or is notified by a foreign banking institution employed as a foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

    (12) Branches of U.S. Banks. Except as otherwise set forth in this Agreement, the provisions hereof shall not apply where the custody of the Fund assets maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 which meets the qualifications set forth in Section 26(a) of the Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 6-C of Section II of this Agreement.

       Q. Miscellaneous. In genera], attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with such securities or property of the Fund, except as otherwise directed by the Fund pursuant to proper instructions. State Street shall render to the Fund daily a report of all monies received or paid on behalf of the Fund, an itemized statement of the securities and cash for which it is accountable to the Fund under this Agreement and itemized statement of security transactions which settled the day before and shall render to the Fund weekly an itemized statement of security transactions which failed to settle as scheduled. At the end of each week State Street shall provide a list of all security transactions that remain unsettled at such time.

    4. Additional]y, as Custodian, State Street shall promptly:

       A. Bank Account. Retain safely all Cash of the Fund, other than cash maintained by the Fund in a bank amount established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended, in the banking department of State Street in a separate account or accounts in the name of the Fund, subject only to draft or order by State Street acting pursuant to the terms of this Agreement. If and when authorized by proper instructions in accordance with a vote of the Board of Trustees of the Fund, State Street may open and maintain an additional account or accounts in such other bank or trust Companies as may be designated by such instructions, such account or accounts, however, to he solely in the name of State Street in its capacity as Custodian and subject only to its draft or order in accordance with the terms of this Agreement. State Street shall furnish the Fund, not later than thirty (30) calendar days after the last business day of each month, a statement reflecting the current status of its internal reconciliation of the closing balance as of that day in all aceounts described in this paragraph to the balance shown on the daily cash report for that day rendered to the Fund.

       B. Collections. Unless otherwise instructed by receipt of proper instructions, collect, receive and deposit in the bank account or accounts maintained pursuant to paragraph 4-A of Section II hereof all income and other payments with respect to the securities held hereunder, execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons, do all other things necessary or proper in connection with the collection of such income, and without waiving the generality of the foregoing:

          (1) present for payment on the date of payment all coupons and other income items requiring presentation;

          (2} present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable;

          (3) endorse and deposit for collections in the name of the Fund, checks, drafts or other negotiable instruments on the same day as received.

    In any ease in which State Street does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it sha11 so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands and await proper instruction; State Street shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction for the reasonable costs of such legal action for collection. It shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

       C. Sale of Shares of the Fund. Make such arrangements with the Transfer Agent of the Fund as will enable State Street to make certain it receives the cash consideration due to the Fund for shares of the Fund as may be issued or sold from time to time by the Fund, all in accordance with the Fund's and Declaration of Trust and By-Laws, as amended.

       D. Dividends and Distributions. Upon receipt of proper instructions, release or otherwise apply cash insofar as cash is available for the purpose of the payment of dividends or other distributions to shareholders of the Fund.

       E. Redemption of Shares of the Fund. From such funds as may be available for the purpose, but subject to the limitation of the Fund's Declaration of Trust and By-Laws, as amended, and applicable resolutions of the Board of Trustees of the Fund pursuant thereto, make funds available for payment to shareholders who have delivered to the Transfer Agent a request for redemption of their shares by the Fund pursuant to such Declaration of Trust, as amended.

    In connection with the redemption of shares of the Fund pursuant to the Fund's Declaration of Trust, and By-Laws, as amended, State Street is authorized and directed upon receipt of proper instructions from the Transfer Agent for the Fund to make funds available for transfer through the Federal Reserve Wire System or by other bank wire to a commercial bank account designated by the redeeming shareholder.

       F. Stock Dividends, Rights, Etc. Receive and collect all stock dividends, rights and other items of like nature; and deal with the same pursuant to proper instructions relative thereto.

       G. Disbursements. Upon receipt of proper instructions, make or cause to be made, insofar as cash is available for the purpose, disbursements for the payment on behalf of the Fund of its expenses, including without limitation, interests taxes and fees or reimbursement to State Street or to the Fund's Investment Adviser for their payment of any such expenses.

       H. Other Proper Corporate Purposes. Upon receipt of proper instructions, make or cause to be made, insofar as cash is available for the purpose, disbursements for any other purpose (in addition to the purposes specified in paragraphs 3-E , 3-F, 4-D, 4-E, and 4-G of this Agreement) which the Fund declares is a proper corporate purpose.

       I. Records. Create, maintain and retain all records a) relating to its activities and obligations under this Agreement in such manner as shall meet the obligations of the Fund under the Investment Company Act of 1940, as amended r particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, under applicable federal and state tax laws and under any other law or administrative rules or procedures which may be applicable to the Fund, b) necessary to comply with the representations of Part I - Fund Custodian Services and Part II - Portfolio Pricing and Accounting of State Street's Response, dated May 1, 1979, as amended, to Keystone Custodian Funds, Inc.'s and the Massachusetts Company, Inc.'s Request for Proposal, dated March 19, 1979, as amended, (amendments after June 22, 1979 are set forth in Exhibit B) ("Parts I and II"), insofar as such representations relate to the creation, maintenance and retention of records for the Fund or c) as reasonably requested from time to time by the Fund. All records maintained by State Street in connection with the performance of its duties under this Agreement shall remain the property of the Fund and in the event of termination of this Agreement shall be delivered in accordance with the terms of paragraph 8 below.

       J. Miscellaneous. Assist generally in the preparation of routine reports to holders of shares of the Fund, to the Securities and Exchange Commission, including form N-SAR, to State "Blue Sky" authorities, to others in the auditing of accounts and in other matters of like nature, as required to comply with the representations of Parts I and II insofar as such representations relate to the preparation of reports for the Fund and as otherwise reasonably requested by the Fund.

       K. Fund Accounting and Net Asset Value Computation. State Street shall maintain the general ledger and all other books of account of the Fund, including the accounting for the Fund's portfolio. In addition, upon receipt of proper instructions, which may be deemed to be continuing instructions, State Street shall daily compute the net asset value of the Shares of the Fund and the total net asset value of the Fund. State Street shall, in addition, perform such other services incidental to its duties hereunder as may be reasonbly requested from time to time by the Fund.

       L. Services under Part I and Part II. In addition to the services specified herein, State Street shall perform those services set forth in Parts I and II, including without limitation general ledger accounting, daily Fund portfolio pricing and custodian services to the extent such services relate to the Fund; provided, however, that in the event that Parts I and II as they relate to the Fund are in conflict with the terms of this Agreement, the terms of this Agreement shall govern.

    5) State Street and the Fund further agree as follows:

       A. Proper Instructions. State Street shall be deemed to have received proper instructions upon receipt of written instructions signed by the Fund's Trustees or by one or more person or persons as the Fund's Trustees shall have from time to time authorized to give the particular class of instructions for different purposes. Different persons may be authorized to give instructions for different purposes. A copy of a resolution or action of the Trustees certified by the secretary or an assistant secretary of the Fund may be received and accepted by State Street as conclusive evidence of the instruction of the Fund's Trustees and/or the authority of any person or persons to act on behalf of the Fund and may be considered as in full force and effect until receipt of written notice to the contrary. Such instruction may be general or specific in terms. Oral instructions will be considered proper instructions if State Street reasonably believes them to have been given by a person authorized by the Trustees to give such oral instructions with respect to the class of instruction involved. The Fund shall cause all oral instructions to be confirmed in writng.

       B. Investments, Limitations. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the fund, state street may take cognizance of the provisions of the declaration of the trust of the Fund, as amended; provided, however, that except as otherwise expressly provided herein, State Street may assume unless ar,d until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provision of the Declaration of Trust of the Fund, as amended, or resolutions or proceedings of the Trustees of the Fund.

    6. State Street and the Fund further agree as follows:

       A. Indemnification. State Street, as Depository and Custodian, shall be entitled to receive and act upon advice of counsel (who may be counsel for the Fund) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice; provided that such action is not in violation of applicable Federal or State laws or regulations or contrary to written instructions received from the Fund, and shall be indemnified by the Fund and without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement in good faith and without negligence, misfeasance or misconduct. In order that the indemnification provision contained in this paragraph shall apply, however, if the Fund is asked to indemnify or save State Street harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and State Street shall use all reasonable care to identify and notify the Fund fully and promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend State Street against any claim which may be the subject of this indemnification and in the event that the Fund so elects it will so notify State Street, and thereupon the Fund shall take over complete defense of the claim, and State Street shall initate no further legal or other expenses for which it shall seek indemnification under this paragraph. State Street shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify State Street except with the Fund's prior written consent.

       B. Expenses Reimbursement. State Street shall be entitled to receive from the Fund on demand reimbursement for its cash disbursements, expenses and Charges excluding salaries and usual overhead expenses, as set forth in Schedule A.

       C. Appointment of Aqents and Subcustodians. State Street, as Custodian, may appoint (and may remove), only in compliance with the terms and conditions of the Fund's Declaration of Trust and By-Laws, as amended, any other bank, trust company or responsible commercial agent as its agent or Sub-Custodian to carry out such of the provisions of this Agreement as State Street may from time to time direct; provided, however, that the appointment of any such agent or Sub-Custodian shall not relieve State Street of any of its responsibilities under this Agreement.

       D. Reliance on Documents. So long as and to the extent that it is in good faith and in the exercise of reasonable care, State Street, as Depository and Custodian, shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement, shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to constitute proper instructions under this Agreement and shall, except as otherwise specifically provided in this Agreement, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by the Fund's Trustees, the secretary or an assistant secretary of the Fund or any other person expressly authorized by the Trustees of the Fund.

       E. Access to Records. Subject to security requirements of State Street applicable to its own employees having access to similar records within State Street and such regulations as to the conduct of such monitors as may be reasonably imposed by State Street after prior consultation with an authorized officer of the Fund, books and records of State Street pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the Trustees of, attorneys for, auditors employed by the Fund or any other person as the Fund's Trustees shall direct.

       F. Record-Keeping. State Street shall maintain such records as shall enable the Fund to comply with the requirements of all Federal and State laws and regulations applicable to the Fund with respect to the matters covered by this Agreement and shall comply with the representations of Parts I and II as such representations relate to maintaining records of the Fund.

    7. The Fund shall pay State Street for its services as Custodian such compensation as shall be specificied in the attached Exhibit A. Such compensation shall remain fixed until December 31, 1988, unless this Agreement is terminated as provided in Section 8A.

    8. State Street and the Fund further agree as follows:

       A. Effective Period, Termination, Amendment and Interpretive and Additional Provisions. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect sixty (60) days after the date of such delivery or mailing; and further provided, that the Fund may by action of the Fund's Trustees substitute another bank or trust company for State Street by giving notice as provided above to State Street. The Fund or State Street shall not amend or terminate this Agreement in contravention of any applicable Federal or State laws or regulations, or any provision of the Declaration of Trust of the Fund, as amended; provided, however, that in the event of such termination State Street shall remain as Custodian hereunder for a reasonable period thereafter if the Fund after using its best efforts is unable to find a Successor Custodian.

       In connection with the operation of this Agreement, State Street and the Fund may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provision to be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provision of the Fund's Declaration of Trust and By-Laws, as amended. No interpretive provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

       B. Successor Custodian. Upon termination hereof or the inability of State Street to continue to serve hereunder, the Fund shall pay to State Street such compensation as may be due for services through the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements incurred prior to such termination in accordance with paragraph 6-B of Section II hereof and such reasonable costs, expenses and disbursements as may be incurred by State Street in connection with such termination.

    If a Successor Custodian is appointed by the Trustees of the Fund in accordance with the Fund's Declaration of Trust, as amended, State Street shall, upon termination, deliver to Such Successor Custodian at the office of State Street, properly endorsed and in proper form for transfer, all securities then held hereunder, all cash and other assets of the Fund deposited with or held by it hereunder.

    If no such Successor Custodian is appointed, State Street shall, in like manner at its office, upon receipt of a certified copy of a resolution of the Shareholders pursuant to the Fund's Declaration of Trust and By-Laws, as amended, deliver such securities, cash and other properties in accordance with such resolutions.

    In the event that no written order designating a Successor Custodian or certified copy of a resolution of the shareholders shall have been delivered to State Street on or before the date When such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $5,000,000, all securities, cash and other properties held by State Street and all instruments held by it relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the Successor of State Street under this Agreement and subject to the restrictions, limitations and other requirements of the Fund's Declaration of Trust and By-Laws, both as amended.

    In the event that securities, funds, and other properties remain in the possession of State Street after the date of termination hereof owing to failure of the Fund to procure the certified copy above referred to, or of the Fund's Trustees to appoint a Successor Custodian, State Street shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

       C. Duplicate Records and Backup Facilities. State Street shall not be liable for loss of data, occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply. However, State Street shall keep in a separate and safe place additional copies of all records required to be maintained pursuant to this Agreement or additional tapes, disks or other sources of information necessary to reproduce all such records. Furthermore, at all times during this Agreement, State Street shall maintain a contractual arrangement whereby State Street will have a back-up computer facility available for its use in providing the services required hereunder in the event circumstances beyond State Street's control result in State Street not being able to process the necessary work at its principal computer facility, State Street shall, from time to time, upon request from the Fund provide written evidence and details of its arrangement for obtaining the use of such a back-up computer facility. State Street shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from an uncontrollable event, and should such damage, loss of data, delays or errors occur, State Street shall use its best efforts to mitigate the effects of such occurrence. Representatives of the Fund shall be entitled to inspect the State Street premises and operating capabilities within reasonable business hours upon reasonable notice to State Street, and, upon request of such representative or representatives, State Street shall from time to time as appropriate, furnish to the Fund a letter setting forth the insurance coverage thereon, any changes in such coverage which may occur and any claim relating to the Fund which State Street may have made under such insurance.

       D. Confidentiality. State Street agrees to treat all records and other information relative to the Fund confidentially and State Street on behalf of itself and its officers, employees and agents agrees to keep confidential all such information, except after prior notification to and approval by the Fund (which approval shall not be unreasonably withheld and may not be withheld where State Street may be exposed to civil or criminal contempt proceedings), when requested to divulge such information by duly constituted authorities or when so requested by a properly authorized person.

    State Street and the Fund agree that they, their officers, employees and agents shall maintain all information disclosed to them by the other in connection with this Agreement in confidence and will not disclose any such information to any other person, nor use such information for their own benefit or for the benefit of third parties without the consent in writing of the other; provided, however, that each party shall have the right to use any such information for its own necessary internal purposes while this Agreement is in effect. The provisions of the paragraph shall not apply to information which (i) is in or becomes part of the public domain, or (ii) is demonstrably known previously to the party to whom it is disclosed, or (iii) is independently developed outside this Agreement by the party to whom it is disclosed or (iv) is rightfully obtained from third parties by the party to whom it is disclosed.

    9. The Fund shall not circulate any printed matter which contains any reference to State Street without the prior written approval of State Street, excepting solely such printed matter as merely identifies State Street as Depository or Custodian. The Fund will submit printed matter requiring approval to State Street in draft form, allowing sufficient time for review by State Street and its counsel prior to any deadline for printing.

    10. In the event of a reorganization of the Fund through a merger, consolidation, sale of assets or other reorganization, State Street, at the request of the Fund, shall act as Custodian for shares of any investment company or other company obtained in any such reorganization by the Fund for distribution to those Fund shareholders whose shares are represented by certificates. The Fund shall give notice to each such shareholder of his or her right to exchange his or her Fund shares represented by certificates for shares held by State Street upon surrender to State Street of his or her certificates representing such Fund shares properly endorsed and in proper form for transfer. Upon the surrender of such Fund certificates State Street will issue a certificate or certificates to the surrendering shareholder for an approximate number of shares held by State Street, unless such shareholder establishes an Open Account Plan or other similar account at that time in which case such shares will be credited to his or her account. State Street shall not be required to issue certificates for any fractional shares helo by it. Instead, fractional interests in such shares shall be distributed to the shareholder in cash at their then current market value or, if the fractional share represents an interest in an investment company, it shall be redeemed by State Street at the then current redemption price for such shares and the proceeds of such redemption shall be distributed to such shareholder in cash. State Street shall not release to any shareholder any such shares held by it until such shareholder has properly surrendered for exchange his or her Fund shares represented by certificates.

    11. The Fund is a Massachusetts business trust established under a Declaration of Trust, as it may be amended from time to time. The obligations of the Fund are not personally binding upon, nor shall recourse be had against the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.

    12. This Agreement is executed and delivered in the Commonwealth of Massachusetts and shall be subject to and be construed in accordance with the laws of said Commonwealth.

    13. Notices and other writings delivered or mailed postage prepaid to Keystone America Global Opportunities Fund, c/o Keystone Custodian Funds, Inc., 99 High Street, 32nd Floor, Boston, Massachusetts 02110 or to State Street at 225 Franklin Street, Boston, Massachusetts 02110 or to such other address as the Fund or State Street may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

    14. This Agreement shall be binding upon and shall inure to the benefit of the Fund and State Street and their respective successors or assigns.

    15. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.


    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                            KEYSTONE AMERICA GLOBAL
                                                   OPPORTUNITIES FUND

                                                   By:
------------------------------------------------      --------------------------
                                                      President

ATTEST:                                            STATE STREET BANK AND TRUST
                                                   COMPANY

                                                   By:
-------------------------------------------------     --------------------------
                                                      Vice President


    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                                KEYSTONE AMERICA GLOBAL
                                       OPPORTUNITIES FUND

/s/ Rosemary D. VanAntwerp             By: /s/ Albert H. Elfner III
-----------------------------------        -------------------------------------
                                               President

ATTEST:                                STATE STREET BANK AND TRUST COMPANY

/s/ J. Medoff, A.S.                        /s/ Kate Donelin
-----------------------------------        -------------------------------------
                                               Vice President

                                                                      Schedule A

                      STATE STREET BANK AND TRUST COMPANY
                             Custodian Fee Schedule
                   KEYSTONE AMERICA GLOBAL OPPORTUNITIES FUND

  I. Administration

Custodian, Portfolio and Fund Accounting Service - Maintain custody of Fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide from Fund approved pricing sources or vendors daily pricing for Fund portfolio securities. Provide selected general ledger reports. Securities yield or market value quotations for short term Fund portfolio securities will be provided to State Street from a source designated by the Fund.

The administration fee shown below is an annual charge, billed and payable monthly, based on average net assets and calculated in the same manner as the Fund advisory and management fee.

                           ANNUAL FEES PER PORTFOLIO

Fund Net Assets                                         Annual Fee
---------------                                         ----------
First $35 million                                       1/15 of 1%
Next $65 million                                        1/30 of 1%
Excess                                                 1/100 of 1%

No minimum

                               GLOBAL CUSTODY FEE

                                                        Annual Fee
                                                        ----------
Non-domestic                                             1/8 of 1% (0.12%)
net assets
(no minimums are in place on
either of the custody charges)

                                                                      SCHEDULE B

I.   Operating Plan - Fund Custodian Services

     1. Page 1

       a) Trade instructions by tape input compatible with the SPARK system will not be given.

       b) System 34 terminals will not be provided for trade input.

   2. Page 2

       a) Distributions will be charged against the custodian account and credited to the disbursement account on the payable date.

       b) Reports - improved or new SPARK Reports will be made available to the Fund at its request for no additional cost, if made available at no additional cost to other customers of State Street.

II.  Fund Custodian Services

     A. Page 1

       1) The Fund will receive Custody and Full Accounting Services.

     B. Page 2

       1) Polaris Fund Inc. is now Keystone International Fund Inc.

III. Custodian Reports

     A. Page 1

       2) Analytics - SPARK information reports - the Funds will receive none of these.

IV.  KM - SSB Reports Comparison

     A. Page 1 - MassCo Report

        1) (9) Different form with similar content to be prepared for Keystone Tax Free Fund (and Keystone Tax Exempt Trust) rather than Master Trust (MRT)

        2) (12) To be prepared for all Funds.

        3) (13) Trade Settlement Authorizations and all other reports as provided to the Keystone Funds will be provided Keystone Group Funds.

        4) (26) Initial instructions in memo from Mr. Joseph Naples. Instructions may be changed from time to time by proper instructions.

        5) (30) Letter to be supplied by Keystone Investor Resource Center, Inc.

        6) (31) Report to be supplied by Keystone Investor Resource Cenner, Inc.

     B. Keystone Reports

        1) (3) Information to be supplied by Open Order System.

        2) (16) Will be prepared manually by State Street. Cancellations to be based on initial instructions provided under (4) (26) memo.

        3) (18) To be prepared by State Street.

        4) (30) New SPARK Report to be provided the Funds.

        5) (31) Pricing Quotes for foreign issues, restricted securities and private placements not otherwise available to State Street to be supplied by the Fund.

        6) (46) KIMCO Reports unnecessary.

        7) (58) State Street to prepare manually.

        8) (57) Keystone to provide.

        9) (70) New SPARK Report to be provided the Funds.

       10) (73) SPARK Report to be provided the Funds.

       11) (74) New SPARK Report and hard copy tape to be provided the Funds.

       12) (75) State Street to provide weekly report of fails for each Fund.

       13) All new SPARK reports must be reviewed and accepted by the Funds before they will be considered to comply with State Street's Custodian, Fund Accounting and Recordkeeping Agreements with the Funds, such acceptance not to be unreasonably withheld.

VI.  Responses

     I. Fund Custodian Services

        a) Page 2

           Checkwriting privilege is $.35 per check - charged only for Keystone Liquid Trust at this time. Other Fund agreements to be amended to include this charge if such privilege is ever offered to shareholders of other Funds.

        b) Page 3 (6)

           Individuals responsible for Fund services may change as long as the quality of the personnel is maintained.

        c) Page 6 (11)

           State Street is liable for the acts of its subcustodians to the same extent that it is liable for the acts of its agents.

II.  Exhibits

     1. Exhibit 1-2

        a) (6)
           Notices of corporate actions shall include, without limitation, notices of class actions and bankruptcy actions in connection with issues held by the Funds.

                                   SCHEDULE C

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK

                                                   FISCAL        SHAREHOLDERS
COUNTRY          BANK                              YEAR END      EQUITY US$
-------          ----                              --------      ------------
AUSTRALIA        ANZ BANKING GROUP LTD.            09/30         $3.303 Billion
AUSTRIA          GIROZENTRALE UND BANK             12/31         $379 Million
                 DER OSTERREICHISCHEN
BELGIUM          BANQUE BRUXELLES LAMBERT          09/30         $689 Million
CANADA           CANADA TRUST COMPANY              12/31         $743 Million
DENMARK          DEN DANSKE BANK                   12/31         $1.075 Billion
FINLAND          KANSALLIS-OSAKE PANKKI            12/31         $802 Million
FRANCE           CREDIT COMMERCIAL DE FRANCE       12/31         $564 Million
GERMANY          BERLINER HANDELS UND              12/31         $510.9 Million
                 FRANKFURTER BANK
HONG KONG        STANDARD CHARTERED BANK           12/31         $1.909 Billion
JAPAN            SUMITOMO TRUST & BANKING          03/31         $1.280 Billion
                 COMPANY LIMITED
MEXICO           CITIBANK MEXICO                   12/31         $9.060 Billion
NETHERLANDS      BANK MEES & HOPE, N.V.            12/31         $279.1 Million
NEW ZEALAND      WESTPAC BANKING CORP.             09/30         $4.083 Billion
NORWAY           CHRISTIANIA BANK OG               12/31         $285 Million
                 KREDITKASSE
SINGAPORE        DBS BANK LTD.                     12/31         $648.3 Million
SPAIN            BANCO HISPANO AMERICANO           12/31         $855 Million
SWEDEN           SKANDINAVISKA ENSKILDA BANKEN     12/31         $408 Million
SWITZERLAND      UNION BANK OF SWITZERLAND         12/31         $4.965 Billion
UNITED KINGDOM   STATE STREET LONDON LIMITED       12/31         $392 Million
                 STATE STREET BOSTON CORP.

                                  DEPOSITORIES
Austria:              Oesterreichischen Kontrollbank AG
                      Wertpapiersammelbank beider
                      (OeKB-WSB)

Belgium:              Caisse Interprofessionelle de Depots et de
                      Virements de Titres S.A.
                      (C.I.K.)

Canada:               The Canadian Depository for Securities Ltd.
                      (CDS)

Denmark:              Vaerdipapircentralen
                      (VP-Centralen)

France:               SICOVAM

Germany:              Kassenverein

Mexico:               Instituto Nacionel de Valares

Netherlands:          Netherlands Clearing Institute for
                      Giro Securities Deliveries
                      (NECIGEF)

New Zealand:          The Reserve Bank of New Zealand

Spain:                Legal depository system (through the
                      Junita Sindical in force in Spain)

Switzerland:          Schweizerische Effekten Giro A.G.
                      (SEGA)

EuroClear        (Brussels, Belgium)

Cedel            (Luxembourg)

                              CUSTODIAN AGREEMENT

To:


Gentlemen:

     The undersigned ("State Street") hereby requests that you (the Bank) establish a custody account and a cash account for each custodian/employee benefit plan identified in the Schedule attached to this Agreement and each additional account which is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" and will be subject to the following terms and conditions:

     1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

     2. a. Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries:

        b. When securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the securities so deposited.

       3.   The Bank represents that either:

        a. It currently has stockholders' equity in excess of $200 million (U.S. dollars or the equivalent of U.S. dollars computed in accordance with generaly accepted U.S. accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders' equity will decline below $200 million, or in an event, at such time as its stockholders' equity in fact decline below $200 million: or

       b. It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank's stockholders' equity currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

       4. Upon the written instructions of State Street, as permitted by Paragraph 8, the Bank is authorized to pay cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and any other property, but only as provided in such written instructions. The bank shall not be held liable for any act or omission to act on instructions given on purported to be given should there by any or in such instructions.

       5. Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

          a. To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

          b. To promptly exchange securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

          c. To promptly surrender securities at maturity or when called for redemption upon receiving payment therefor;

          d. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street Bank's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlment of fractional interest and to credit the Account;

          e. To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

          f. To execute in State Street's name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

          g. To pay or cause to be paid, from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority and shall use reasonable efforts, to promptly reclaim any foreign withholding tax relating to the Account.

       6. If the Bank shall receive any proxies, notices, reports or other communications relative to any of the Securities of the Account in connection with tender offers, reorganization, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street Bank by means as will permit State Street Bank to take timely action with respect thereto.

       7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank's handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

       8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street; (ii) telex or tested telex instructions of State Street; (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information; and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

       9. The Bank shall supply periodic reports with respect to the safe-keeping of assets held by it under this agreement. The content of such reports shall include but not be limited to any transfer to or from any account held by the Bank hereunder and such other information as State Street may reasonably request.

       10. In addition to its obligations under Section 2B hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each custodian/employee benefit plan identified in our Schedule attached to this agreement and each additional account which is identified to this agreement.

       11. The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

       12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

       13. The Bank shall exercise reasonable care in the performance of its duties, as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, shall maintain adequate insurance and agrees to indemnify and hold harmless, State Street and each Account from and against loss, damage, cost, expense, liability or claim arising out of or connection with the Bank's performance of its obligations hereunder.

       14. The bank agrees (i) the property held hereunder is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

       15. The bank agrees to meet State Street Operating Requirements (See Exhibit A).

       16. This Agreement may be terminated by the Bank or State Street by 60 days' written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property to the beneficial owner unless the Bank has received from the beneficial owner 60 days' prior to the date on which this Agreement is to be terminated written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

       17. The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

       18. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by confirmed telex by the Bank or State Street at their respective addresses set forth below or at such other address as be specified in each case in a notice similarly given:


To State Street                           Master Trust Division, Global Custody
                                          STATE STREET BANK AND TRUST COMPANY
                                          P.O. Box 1713
                                          Boston, Massachusetts 02105
                                          U.S.A.

To the Bank


       19. This Agreement shall be governed by and construed in accordance with the laws of ____________________ except to the extent that such laws are preempted by the laws of the United States of America.

     Please acknowledge your agreement to the foregoing by executing a copy of thie letter.

                                            Very truly yours,

                                            STATE STREET BANK AND TRUST COMPANY

                                            By:________________________________
                                            Vice President


                                            Date:______________________________

Agreed to by:

By:
_____________________________

Date:________________________